EXHIBIT 99.1

News Release

FOR IMMEDIATE RELEASE: May 18, 2017

GREAT LAKES DREDGE & DOCK CORPORATION

ANNOUNCES PRICING OF SENIOR NOTE OFFERING

OAK BROOK, Ill., May 18, 2017 -- Great Lakes Dredge & Dock Corporation (NASDAQ:GLDD) (“Great Lakes” or the “Company”) announced today that it has priced its previously-announced offering (the “Debt Offering”) of  $325 million aggregate principal amount of its newly-issued unsecured senior notes due 2022 (the “2022 Notes”).

The 2022 Notes were priced at par with a coupon rate of 8.000%.  The 2022 Notes will mature on May 15, 2022. Each of the Company’s existing and future wholly owned domestic subsidiaries that guarantee its senior secured revolving credit facility will guarantee the 2022 Notes.

The 2022 Notes will be sold to qualified institutional buyers pursuant to Rule 144A and to certain persons outside the United States pursuant to Regulation S, each under the Securities Act of 1933, as amended (the “Securities Act”).

The Company intends to use the net proceeds from the Debt Offering to complete its previously-announced pending cash tender offer (the “Tender Offer”), subject to the terms and conditions described in the related tender offer documents dated May 12, 2017, to purchase any and all of the $275 million aggregate principal amount of the Company’s outstanding 7.375% Senior Notes due 2019 (the “2019 Notes”), and to redeem any 2019 Notes that remain outstanding following the completion of the Tender Offer, including the payment of accrued and unpaid interest payable on the 2019 Notes purchased under these transactions and all related fees and expenses (together, the “Refinancing Transactions”).  The Company expects to use any remaining net proceeds from the Debt Offering after the completion of the Refinancing Transactions to reduce the Company’s indebtedness under its senior secured revolving credit facility.

The 2022 Notes and the guarantees have not been and will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release does not constitute (i) an offer to sell or the solicitation of an offer to buy the 2022 Notes, the related guarantees or any other securities, (ii) an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such  jurisdiction, (iii) an offer to purchase or a solicitation of an offer to sell the 2019 Notes or any other securities or (iv) a notice of redemption of the 2019 Notes under the indenture governing such notes.

The issuance of the 2022 Notes is expected to close on May 24, 2017, subject to customary closing conditions, but is not conditioned upon consummation of the Tender Offer.

The Company

Great Lakes is the largest provider of dredging services in the United States and the only U.S. dredging company with significant international operations. The Company is also a significant provider of environmental and infrastructure services on land and water. Great Lakes employs civil, ocean and mechanical engineering staff in its estimating, production and project management functions. In its 127-year history, Great Lakes has never failed to complete a marine project. Great Lakes has a disciplined training program for engineers that ensures experienced-based performance as they advance through Company operations. Great Lakes also owns and operates the largest and most diverse fleet in the U.S. dredging industry, comprised of over 200 specialized vessels.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission (the “SEC”), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Great Lakes and its subsidiaries, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. These cautionary statements are being made pursuant to the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Great Lakes cautions investors that any forward-looking statements made by Great Lakes are not guarantees or indicative of future events.

Factors that could affect actual results include but are not limited to the possibility that corporate developments that could preclude, impair or delay the above-described transactions due to restrictions under the federal securities laws; the Company’s failure to satisfy the conditions to the initial purchaser’s obligation to consummate the offering; changes in the credit ratings of the Company; changes in the Company’s cash requirements, financial position, financing plans or investment plans; changes in general market, economic, tax, regulatory or industry conditions that impact the ability or willingness of the Company to consummate the above-described transactions on the terms described above or at all; and other risks referenced from time to time in the Company’s filings with the Securities and Exchange Commission. There can be no assurances that the above-described transactions will be consummated on the terms described above or at all.

Although Great Lakes believes that its plans, intentions and expectations reflected in this press release are reasonable, actual events could differ materially. The forward-looking statements contained in this press release are made only as of the date hereof and Great Lakes does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.

Great Lakes Dredge & Dock Corporation

Katie O’Halloran

Investor Relations

630-574-3012